EXHIBIT A-1


                                                                     Exhibit A-1
                                                                     Page 1 of 2

                                        DOMESTIC
                               LIMITED LIABILITY COMPANY

                                     STATE OF MAINE

                              ARTICLES OF ORGANIZATION OF
                               LIMITED LIABILITY COMPANY

Pursuant to 31 MRSA sect. 622, the undersigned adopts the following articles of organization:

FIRST:           The name of the limited liability company is CMP Natural
                 Gas, L.L.C.

SECOND: The name of its Registered Agent, an individual Maine resident or a corporation, foreign or domestic, authorized to do business or carry on activities in Maine, and the address of the registered office shall be

                  Joseph D. Fay
                  83 Edison Drive
                  Augusta, Maine 04336

THIRD:           1.    The management of the company is vested in a manager
                       or managers. The minimum number shall be 1 manager and the maximum number shall be 2 managers.

                 2. If the initial managers have been selected, the name and business, residence or mailing address of each manager is:

Name                              Address
Tim D. Kelley                     New York State Electric & Gas Corporation
                                  4500 Vestal Parkway East
                                  Binghamton, NY  13902

Darrel R. Quimby                  CMP Group, Inc.
                                  83 Edison Drive
                                  Augusta, Maine  04336


                                                                     Exhibit A-1
                                                                     Page 2 of 2

ORGANIZER              DATED  September 1, 1998

Central Maine Power Company

By       Anne M. Pare
         Anne M. Pare, Secretary and Clerk

The undersigned hereby accepts the appointment as registered agent for the above named limited liability company

REGISTERED AGENT       DATED  September 1, 1998

Joseph D. Fay
Joseph D. Fay